ARTICLES OF INCORPORATION
                                       OF
                              DR. OWL ONLINE, INC.


     The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a corporation under the provisions of the Texas Business Corporation Act ("TBCA"), adopts the following Articles of
Incorporation:

                                   ARTICLE 1.

     The name of the corporation shall be "Dr. Owl Online, Inc." (hereinafter called the "Corporation").

                                   ARTICLE 2.

     The  Corporation  shall  have  perpetual  existence.

                                   ARTICLE 3.

     The purpose for which the Corporation is organized is to engage in any or all lawful business.

                                   ARTICLE 4.

     The total number of shares of stock that the Corporation shall have authority to issue is 120,000,000, consisting of 100,000,000 shares of common stock, $.0001 par value ("Common Stock"), and 20,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock designation.


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                                   ARTICLE 5.

Cumulative voting shall not be permitted. Preemptive rights shall not be permitted.

                                   ARTICLE 6.

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000, consisting of money, labor done or property actually received.

                                   ARTICLE 7.

     Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                   ARTICLE 8.

     Section 8.1. The holders of at least a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders of the Corporation.

     Section 8.2 No contract or other transaction between the Corporation and one or more of its directors, officers or security holders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or security holders are security holders, members, officers, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship or solely because such a director, officer or security holder is present or participates in any meeting of the Board of Directors or Committee thereof authorizing the contract or other transaction or solely because his or her or their votes are counted for such purpose if (a) the material facts as to the person's relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by a vote of the shareholders; or
(c) the contract or other transaction is fair as to the Corporation as of the time the Corporation enters into such contract or other transaction.

                                   ARTICLE 9.

     The address of the initial registered office of the Corporation is 777 Post Oak Blvd., Suite 320, Houston, Texas 77056, and the name of the initial


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registered agent of the Corporation at such address is Anthony R. Huang.  Either the registered office or the registered agent may be changed as permitted by law.

                                   ARTICLE 10.

     The initial Board of Directors shall consist of one (1) member who shall serve as director until the first annual meeting of shareholders or until their successors shall have been elected and qualified, and whose name and address is as follows: Anthony R. Huang, 777 Post Oak Blvd., Suite 320, Houston, Texas 77056.

     The number of directors of the Corporation may be increased or decreased in the manner provided in the bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors though less than a quorum, in accordance with the bylaws of the Corporation and the TBCA.

                                   ARTICLE 11.

     Any action required by the TBCA, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE 12.

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, the President, and by holders of at least 50% of all shares entitled to vote at the proposed special meeting.

                                   ARTICLE 13.

     No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute


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                                   ARTICLE 14.

     The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the TBCA.

                                   ARTICLE 15.

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE 16.

     The name and address of the incorporator of the  Corporation is as follows:
Anthony  R.  Huang,  777  Post  Oak  Blvd.,  Suite  320,  Houston,  Texas 77056.

     IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of February, 2001.




                                           By:  /s/  Anthony  R.  Huang
                                              ------------------------------
                                              Anthony R. Huang, Incorporator


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